Filed pursuant to Rule 424(b)(5)
                                               Registration No. 333-116208-02


Supplement dated January 21, 2005
TO PROSPECTUS SUPPLEMENT DATED JANUARY 14, 2005
-----------------------------------------------
(To Prospectus dated September 28, 2004)

                          Merrill Lynch Depositor, Inc.
                                    Depositor
                1,400,000 PPLUS CLASS A 6.70% TRUST CERTIFICATES
                               ($25 STATED AMOUNT)

                            PPLUS TRUST SERIES LMG-4
         (Underlying Securities Will Be 8.25% Senior Debentures due 2030
                      Issued by Liberty Media Corporation)


Underwriting Discount   Number of Certificates    Distribution Rate    Price to Public
       $0.50                   1,400,000                6.70%             $25.00



     This is a supplement to the prospectus supplement dated January 14, 2005 in connection with 1,400,000 PPLUS Class A 6.70% Trust Certificates Series LMG-4.


     The prospectus supplement indicated that the ratings of Liberty Media Corporation by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., were, as of the date of such prospectus supplement, on outlook negative.


     On January 21, 2005 Standard & Poor's issued a press release, which stated that on January 21, 2005 Standard & Poor's placed its ratings for Liberty Media Corporation on CreditWatch with negative implications.


     The Class A trust certificates will be ready for delivery in book-entry form only through The Depository Trust Company on or about January 25, 2005.















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                               Merrill Lynch & Co.
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  The date of this supplement to the prospectus supplement is January 21, 2005.